FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING ANNOUNCES FIRST QUARTER 2015 RESULTS

• Completed TexNew Mex pipeline reversal and extension
• Approved Q2 dividend of $0.34 per share, a 13% increase from Q1
• Returned approximately $54 million in cash to shareholders

EL PASO, Texas - May 5, 2015 - Western Refining, Inc. (NYSE: WNR) today reported results for its first quarter ending March 31, 2015. Net income attributable to Western, excluding special items, was $113.3 million, or $1.18 per diluted share. This compares to first quarter 2014 net income, excluding special items, of $40.3 million, or $0.44 per diluted share. Including special items, the Company recorded first quarter 2015 net income attributable to Western of $106.0 million, or $1.11 per diluted share, as compared to net income attributable to Western of $85.5 million, or $0.88 per diluted share for the first quarter of 2014.
Special items in the first quarter of 2015 consisted primarily of a non-cash, unrealized pre-tax hedging loss of $20.1 million and a non-cash lower of cost or market inventory adjustment of $15.7 million. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables. Western's consolidated financial results also include the results of both Western Refining Logistics, LP (NYSE: WNRL) and Northern Tier Energy LP (NYSE: NTI).
Jeff Stevens, Western's President and Chief Executive Officer, said, "The first quarter was an outstanding start to 2015 for Western, both operationally and financially. Our refineries operated very well, margins were good, and expenses were in line with expectations. In our Retail business, we saw an increase in fuel volumes and merchandise sales. In April, we completed the line fill on the TexNew Mex pipeline and began flowing crude oil from the Four Corners region to our Delaware Basin System."
During the first quarter, Western paid a dividend of $0.30 per share of common stock and repurchased approximately $25 million shares of common stock totaling approximately $54 million in cash to shareholders in the first quarter ending March 31, 2015.
In April, Western's Board of Directors approved a $0.34 per share dividend for the second quarter, a 13% increase over the first quarter dividend.
Looking forward, Stevens said, "Building on momentum from the first quarter, the second quarter is off to an exceptionally strong start. In the southwest US, gasoline demand is up and we are seeing strong gasoline margins in the second quarter. We began construction of the Bobcat pipeline which should be completed later in 2015 and will allow us to enhance the Delaware Basin assets by moving crude oil barrels eastward. Overall, Western is well positioned to have another very successful year."

Conference Call Information
A conference call is scheduled for Tuesday, May 5, 2015, at 10:00 am ET to discuss Western's financial results for the first quarter ended March 31, 2015. A slide presentation will be available for reference during the conference call. The call, press release and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 5377234. The audio replay will be available two hours after the end of the call through May 19, 2015, by dialing (800) 585-8367 or (404) 537-3406, passcode: 5377234.
Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded certain income and expense items from GAAP measures . The excluded items are generally non-cash in nature such as unrealized net gains and losses from commodity hedging activities or losses on disposal of assets; however, other items that have a cash impact, such as gains on disposal of assets are also excluded. We believe it is useful for investors and financial analysts to understand our financial performance excluding such items so that they can see the operating trends underlying our business. Readers of this press release should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations, convenience stores, and unmanned fleet fueling locations in Arizona, Colorado, New Mexico, and Texas.
Western Refining, Inc. owns the general partner and approximately 66% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 38% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).
More information about Western Refining is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about: gasoline demand in the southwest US; gasoline margins; the timing for completion of construction of the Bobcat pipeline and the ability of the Bobcat pipeline to enhance our Delaware Basin assets and move crude oil barrels eastward; and our overall positioning for the second quarter and fiscal year 2015. These statements are subject to the general risks inherent in Western’s business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in Western’s expectations not being realized, or otherwise materially affect Western’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
We report our operating results in four business segments: refining, NTI, WNRL and retail.

•
Our refining segment owns and operates two refineries in the Southwest that process crude oil and other feedstocks primarily into gasoline, diesel fuel, jet fuel and asphalt. We market refined products to a diverse customer base including wholesale distributors and retail chains. The refining segment also sells refined products in the Mid-Atlantic region and Mexico.

•	NTI owns and operates refining and transportation assets and operates and supports retail convenience stores primarily in Minnesota and Wisconsin.

•
WNRL owns and operates terminal, storage, transportation and provides related services primarily to our refining segment in the Southwest. The WNRL segment also includes wholesale assets consisting of a fleet of crude oil and refined product truck transports and wholesale petroleum product operations in the Southwest region. WNRL receives its product supply from the refining segment and third-party suppliers.

•
Our retail segment operates retail convenience stores and unmanned commercial fleet fueling ("cardlock") locations located in the Southwest. The retail convenience stores sell gasoline, diesel fuel and convenience store merchandise.

The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,318,730	$3,725,143
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,741,310	3,160,737
Direct operating expenses (exclusive of depreciation and amortization) (1)	215,311	198,349
Selling, general and administrative expenses	55,803	58,732
Affiliate severance costs	—	9,399
Loss on disposal of assets, net	282	886
Maintenance turnaround expense	105	46,446
Depreciation and amortization	49,926	46,410
Total operating costs and expenses	2,062,737	3,520,959
Operating income	255,993	204,184
Other income (expense):
Interest income	163	195
Interest expense and other financing costs	(24,957)	(28,957)
Loss on extinguishment of debt	—	(8)
Other, net	3,206	1,482
Income before income taxes	234,405	176,896
Provision for income taxes	(59,437)	(49,199)
Net income	174,968	127,697
Less net income attributable to non-controlling interests (2)	68,979	42,151
Net income attributable to Western Refining, Inc.	$105,989	$85,546

Basic earnings per share	$1.11	$1.07
Diluted earnings per share	1.11	0.88
Dividends declared per common share	0.30	0.26
Weighted average basic shares outstanding	95,567	79,729
Weighted average dilutive shares outstanding (3)	95,682	102,522

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
Economic Hedging Activities Recognized Within Cost of Products Sold
Realized hedging gain, net	$17,553	$15,744
Unrealized hedging gain (loss), net	(20,057)	73,972
Total hedging gain (loss), net	$(2,504)	$89,716

Cash Flow Data
Net cash provided by (used in):
Operating activities	$104,978	$64,032
Investing activities	(9,171)	(50,449)
Financing activities	(63,892)	(50,016)
Capital expenditures	53,195	50,598
Cash distributions received by Western from:
NTI	$17,455	$14,605
WNRL	10,314	7,175
Other Data
Adjusted EBITDA (4)	$314,010	$225,631
Balance Sheet Data (at end of period)
Cash and cash equivalents	$463,074	$431,637
Restricted cash	123,609	—
Working capital	937,454	720,541
Total assets	5,729,869	5,630,731
Total debt and lease financing obligation	1,596,157	1,413,603
Total equity	2,879,158	2,658,916

(1)
Excludes $736.5 million and $1,058.2 million of intercompany sales; $736.5 million and $1,054.3 million of intercompany cost of products sold; and $0.0 million and $3.9 million of intercompany direct operating expenses for the three months ended March 31, 2015 and 2014, respectively.

(2)
Net income attributable to non-controlling interests for the three months ended March 31, 2015, consisted of income from NTI and WNRL in the amount of $63.8 million and $5.2 million, respectively. Net income attributable to non-controlling interests for the three months ended March 31, 2014, consisted of income from NTI and WNRL in the amount of $38.4 million and $3.8 million, respectively.

(3)
Our computation of diluted earnings per share includes our Convertible Senior Unsecured Notes and any unvested restricted shares units. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings per share calculation, we assumed issuance of 0.1 million restricted share units for the three months ended March 31, 2015. We assumed issuance of 0.2 million restricted share units and 22.6 million shares related to the Convertible Senior Unsecured Notes for the three months ended March 31, 2014.

(4)
Adjusted EBITDA represents earnings before interest expense and other financing costs, provision for income taxes, depreciation, amortization, maintenance turnaround expense and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA) and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$105,989	$85,546
Net income attributable to non-controlling interest	68,979	42,151
Interest expense and other financing costs	24,957	28,957
Provision for income taxes	59,437	49,199
Loss on disposal of assets, net	282	886
Depreciation and amortization	49,926	46,410
Maintenance turnaround expense	105	46,446
Loss on extinguishment of debt	—	8
Net change in lower of cost or market inventory reserve	(15,722)	—
Unrealized loss (gain) on commodity hedging transactions	20,057	(73,972)
Adjusted EBITDA	$314,010	$225,631

EBITDA by Reporting Entity
Western Adjusted EBITDA	$171,283	$123,151
WNRL Adjusted EBITDA	24,144	14,650
NTI Adjusted EBITDA	118,583	87,830
Adjusted EBITDA	$314,010	$225,631

	Three Months Ended
	March 31,
	2015
	Western	WNRL	NTI
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$55,211	$10,140	$40,638
Net income attributable to non-controlling interest	—	5,183	63,796
Interest expense and other financing costs	14,230	3,964	6,763
Provision for income taxes	59,234	203	—
Loss (gain) on disposal of assets, net	381	(84)	(15)
Depreciation and amortization	25,823	4,738	19,365
Maintenance turnaround expense	105	—	—
Net change in lower of cost or market inventory reserve	(4,883)	—	(10,839)
Unrealized loss (gain) on commodity hedging transactions	21,182	—	(1,125)
Adjusted EBITDA	$171,283	$24,144	$118,583

	Three Months Ended
	March 31,
	2014
	Western	WNRL	NTI
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$54,205	$7,144	$24,197
Net income attributable to non-controlling interest	—	3,789	38,362
Interest expense and other financing costs	22,471	354	6,132
Provision for income taxes	49,080	119	—
Loss (gain) on disposal of assets, net	898	—	(12)
Depreciation and amortization	24,181	3,244	18,985
Maintenance turnaround expense	46,446	—	—
Loss on extinguishment of debt	8	—	—
Unrealized loss (gain) on commodity hedging transactions	(74,138)	—	166
Adjusted EBITDA	$123,151	$14,650	$87,830

Consolidating Financial Data
The following tables set forth our consolidating historical financial data for the periods presented below.

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
Operating Income
Western, excluding WNRL and NTI	$128,533	$125,451
WNRL	19,473	11,403
NTI	107,987	67,330
Operating income	$255,993	$204,184
Depreciation and Amortization
Western, excluding WNRL and NTI	$25,823	$24,181
WNRL	4,738	3,244
NTI	19,365	18,985
Depreciation and amortization expense	$49,926	$46,410
Capital Expenditures
Western, excluding WNRL and NTI	$38,608	$37,513
WNRL	7,914	5,904
NTI	6,673	7,181
Capital expenditures	$53,195	$50,598
Balance Sheet Data (at end of period)
Cash and cash equivalents
Western, excluding WNRL and NTI	$256,582	$219,283
WNRL	88,172	82,951
NTI	118,320	129,403
Cash and cash equivalents	$463,074	$431,637
Total debt
Western, excluding WNRL and NTI	$893,125	$1,110,605
WNRL	300,000	—
NTI	356,766	278,247
Total debt	$1,549,891	$1,388,852
Total working capital
Western, excluding WNRL and NTI	$589,690	$490,561
WNRL	71,540	82,738
NTI	276,224	147,242
Total working capital	$937,454	$720,541

Refining Segment
El Paso and Gallup Refineries and Related Operations

	Three Months Ended
	March 31,
	2015	2014
	(In thousands, except per barrel data)
Statement of Operations Data (Unaudited):
Net sales (including intersegment sales) (1)	$1,491,441	$2,325,814
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (2)	1,235,456	2,040,525
Direct operating expenses (exclusive of depreciation and amortization)	77,532	72,754
Selling, general, and administrative expenses	9,569	7,130
Loss on disposal of assets, net	417	484
Maintenance turnaround expense	105	46,446
Depreciation and amortization	21,638	19,468
Total operating costs and expenses	1,344,717	2,186,807
Operating income	$146,724	$139,007
Key Operating Statistics
Total sales volume (bpd) (1) (3)	233,474	200,750
Total production (bpd)	164,837	135,000
Total throughput (bpd)	167,299	137,486
Per barrel of throughput:
Refinery gross margin (2) (4)	$16.83	$22.79
Direct operating expenses (5)	5.15	5.88
Mid-Atlantic sales volume (bbls)	1,940	2,382
Mid-Atlantic margin per barrel	$1.32	$1.38
The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
El Paso and Gallup Refineries

	Three Months Ended
	March 31,
	2015	2014
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	89,197	66,918
Diesel and jet fuel	65,109	56,102
Residuum	4,938	4,349
Other	5,593	7,631
Total production (bpd)	164,837	135,000
Refinery throughput (bpd):
Sweet crude oil	131,182	113,443
Sour crude oil	23,237	19,106
Other feedstocks and blendstocks	12,880	4,937
Total throughput (bpd)	167,299	137,486

El Paso Refinery

	Three Months Ended
	March 31,
	2015	2014
Key Operating Statistics
Product yields (bpd):
Gasoline	71,692	49,365
Diesel and jet fuel	56,726	47,666
Residuum	4,938	4,349
Other	3,980	5,820
Total refinery production (bpd)	137,336	107,200
Throughput (bpd):
Sweet crude oil	106,359	87,863
Sour crude oil	23,237	19,106
Other feedstocks and blendstocks	9,706	2,171
Total throughput (bpd)	139,302	109,140
Total sales volume (bpd) (3)	151,812	127,496
Per barrel of throughput:
Refinery gross margin (2) (4)	$17.47	$15.78
Direct operating expenses (5)	4.08	4.89

Gallup Refinery

	Three Months Ended
	March 31,
	2015	2014
Key Operating Statistics
Product yields (bpd):
Gasoline	17,505	17,553
Diesel and jet fuel	8,383	8,436
Other	1,613	1,811
Total refinery production (bpd)	27,501	27,800
Throughput (bpd):
Sweet crude oil	24,823	25,580
Other feedstocks and blendstocks	3,174	2,766
Total throughput (bpd)	27,997	28,346
Total sales volume (bpd) (3)	32,884	33,198
Per barrel of throughput:
Refinery gross margin (2) (4)	$14.04	$13.56
Direct operating expenses (5)	8.06	8.44

(1)
Refining net sales for the three months ended March 31, 2015 and 2014 include $215.5 million and $354.4 million, respectively, representing a period average of 48,778 bpd and 40,056 bpd, respectively, in crude oil sales to third-parties.

(2)
Cost of products sold for the refining segment includes the segment's net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for the individual refineries.

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
Realized hedging gain, net	$17,455	$16,484
Unrealized hedging gain (loss), net	(21,182)	74,138
Total hedging gain (loss), net	$(3,727)	$90,622

(3)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 9.1% and 13.1% of our total consolidated sales volumes for the three months ended March 31, 2015 and 2014, respectively. The majority of the purchased refined products are distributed through our refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(4)
Refinery gross margin for the respective periods presented is a per barrel measurement calculated by subtracting cost of products sold from net sales and dividing that difference by our refineries’ total throughput volumes. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Refinery gross margin is a non-GAAP performance measure that we believe is useful for evaluating our refinery performance as a general indication of the excess of the refined product sales amount over the related cost of products sold. Our calculation of refinery gross margin excludes the sales and costs related to our Mid-Atlantic business that we report within the refining segment. The following table reconciles the sales and cost of sales used to calculate refinery gross margin with the total sales and cost of sales reported in the refining statement of operations data above:

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)
Refinery net sales (including intersegment sales)	$1,355,519	$2,041,199
Mid-Atlantic sales	135,922	284,615
Net sales (including intersegment sales)	$1,491,441	$2,325,814

Refinery cost of products sold (exclusive of depreciation and amortization)	$1,102,094	$1,759,198
Mid-Atlantic cost of products sold	133,362	281,327
Cost of products sold (exclusive of depreciation and amortization)	$1,235,456	$2,040,525

Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. The following table reconciles combined gross profit for our refineries to combined gross margin for our refineries for the periods presented:

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands, except per barrel data)
Refinery net sales (including intersegment sales)	$1,355,519	$2,041,199
Refinery cost of products sold (exclusive of depreciation and amortization)	1,102,094	1,759,198
Depreciation and amortization	21,638	19,468
Gross profit	231,787	262,533
Plus depreciation and amortization	21,638	19,468
Refinery gross margin	$253,425	$282,001
Refinery gross margin per throughput barrel	$16.83	$22.79
Gross profit per throughput barrel	$15.39	$21.22

(5)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

NTI
The following table sets forth the summary operating results for NTI.

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands, except per barrel data)
Net sales	$697,776	$1,257,378
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	480,463	1,067,390
Direct operating expenses (exclusive of depreciation and amortization)	69,705	67,181
Selling, general and administrative expenses	20,271	27,105
Affiliate severance costs	—	9,399
Gain on disposal of assets, net	(15)	(12)
Depreciation and amortization	19,365	18,985
Total operating costs and expenses	589,789	1,190,048
Operating income	$107,987	$67,330

Key Operating Statistics
Total sales volume (bpd)	98,481	89,162
Total refinery production (bpd)	94,312	92,932
Total refinery throughput (bpd) (2)	94,108	92,628
Per barrel of throughput:
Refinery gross margin (1) (3)	$20.77	$18.07
Direct operating expenses (4)	4.59	4.49

Retail fuel gallons sold (in thousands)	71,861	73,039
Retail fuel margin per gallon (5)	$0.21	$0.19
Merchandise sales	82,614	78,548
Merchandise margin (6)	25.9%	25.9%
Company-operated retail outlets at period end	165	164
Franchised retail outlets at period end	95	79

(1)
Cost of products sold for NTI includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin.

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
Realized hedging gain (loss), net	$98	$(739)
Unrealized hedging gain (loss), net	1,125	(167)
Total hedging gain (loss), net	$1,223	$(906)

(2)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(3)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by the refinery's total throughput volumes for the respective periods presented. Refinery net sales include $21.8 million and $254.7 million related to crude oil sales during the first quarter of 2015 and 2014, respectively. Refinery gross margin is a non-GAAP performance measure that we believe is useful in evaluating refinery performance as a general indication of the excess of the refined product sales amount over the related cost of products sold. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled to corresponding amounts included in the statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Cost of products sold for the first quarter of 2015 includes a non-cash adjustment of $10.8 million in order to state the inventories value at market prices which were lower than cost.
The following table reconciles gross profit to gross margin for the St. Paul Park refinery for the periods presented:

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands, except per barrel data)
Net refinery sales (including intersegment sales)	$689,530	$1,243,595
Refinery cost of products sold (exclusive of depreciation and amortization)	513,746	1,092,931
Depreciation and amortization	17,113	17,090
Gross profit	158,671	133,574
Plus depreciation and amortization	17,113	17,090
Refinery gross margin	$175,784	$150,664
Refinery gross margin per refinery throughput barrel	$20.77	$18.07
Gross profit per refinery throughput barrel	$18.73	$16.02

(4)
NTI's direct operating expenses per throughput barrel is calculated by dividing refining direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(5)
Retail fuel margin per gallon is a measurement calculated by dividing the difference between retail fuel sales and retail fuel cost of products sold by the number of gallons sold. Retail fuel margin per gallon is a measure frequently used in the retail industry to measure operating results related to fuel sales.

(6)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the retail industry to measure operating results related to merchandise sales.

WNRL
The WNRL financial and operational data presented include the historical results of all assets acquired from Western in the Wholesale Acquisition. This acquisition from Western was a transfer of assets between entities under common control. We have retrospectively adjusted historical financial and operational data of WNRL, for all periods presented, to reflect the purchase and consolidation of WRW into WNRL.

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
Statement of Operations Data:
Net sales (net of excise taxes)	$607,396	$864,610
Operating costs and expenses:
Cost of products sold (net of excise taxes)	541,701	804,817
Direct operating expenses	35,637	33,683
Selling, general and administrative expenses	5,931	5,197
Gain on disposal of assets, net	(84)	—
Depreciation and amortization	4,738	4,152
Total operating costs and expenses	587,923	847,849
Operating income	$19,473	$16,761

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands, except key operating statistics)
Key Operating Statistics
Pipeline and gathering (bpd):
Mainline movements:
Permian/Delaware Basin system	36,512	15,343
Four Corners system (1)	45,841	41,015
Gathering (truck offloading):
Permian/Delaware Basin system	22,605	22,164
Four Corners system	10,662	11,400
Terminalling, transportation and storage (bpd):
Shipments into and out of storage (includes asphalt)	391,318	340,588
Wholesale:
Fuel gallons sold	303,431	267,814
Fuel gallons sold to retail (included in fuel gallons sold, above)	75,263	61,594
Fuel margin per gallon (2)	$0.027	$0.023
Lubricant gallons sold	2,957	3,024
Lubricant margin per gallon (3)	$0.66	$0.75
Crude oil trucking volume (bpd)	43,050	26,969
Average crude oil revenue per barrel	$2.76	$3.10

(1)
Some crude oil movements to Western's Gallup refinery are transported on more than one of WNRL's mainlines. Mainline movements for the Four Corners system include each barrel transported on each mainline.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for WNRL's wholesale business by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended
	March 31,
	2015	2014
	(In thousands, except per gallon data)
Statement of Operations Data (Unaudited)
Net sales (including intersegment sales)	$258,602	$335,284
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	220,175	302,125
Direct operating expenses (exclusive of depreciation and amortization)	32,354	28,455
Selling, general and administrative expenses	3,264	2,599
Gain on disposal of assets, net	(36)	—
Depreciation and amortization	3,286	2,935
Total operating costs and expenses	259,043	336,114
Operating loss	$(441)	$(830)
Key Operating Statistics
Retail fuel gallons sold	83,824	73,387
Average retail fuel sales price per gallon (net of excise taxes)	$1.82	$2.95
Average retail fuel cost per gallon (net of excise taxes)	1.68	2.81
Retail fuel margin per gallon (1)	0.14	0.14
Merchandise sales	70,887	60,470
Merchandise margin (2)	29.4%	28.9%
Operating retail outlets at period end	261	229
Cardlock gallons sold	16,120	16,885
Cardlock margin per gallon	$0.186	$0.160
Operating cardlocks at period end	50	52

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Retail fuel sales (net of excise taxes)	$152,545	$216,288
Merchandise sales	70,887	60,470
Cardlock sales	31,994	55,707
Retail other sales	3,176	2,819
Net sales	$258,602	$335,284
Cost of Products Sold
Retail fuel cost of products sold (net of excise taxes)	$141,122	$206,114
Merchandise cost of products sold	50,065	42,976
Cardlock cost of products sold	28,932	52,942
Other cost of products sold	56	93
Cost of products sold	$220,175	$302,125
Retail fuel margin per gallon (1)	$0.14	$0.14

(1)
Retail fuel margin per gallon is a measurement calculated by dividing the difference between retail fuel sales and cost of retail fuel sales by the number of gallons sold. Retail fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to retail fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below and elsewhere in this press release that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
Reported diluted earnings per share	$1.11	$0.88
Income before income taxes	$234,405	$176,896
Unrealized loss (gain) on commodity hedging transactions	20,057	(73,972)
Loss (gain) on disposal of assets, net	282	886
Affiliate severance costs	—	9,399
Net change in lower of cost or market inventory reserve	(15,722)	—
Loss on extinguishment of debt	—	8
Earnings before income taxes excluding special items	239,022	113,217
Recomputed income taxes excluding special items (1)	(63,534)	(24,888)
Net income excluding special items	175,488	88,329
Net income attributable to non-controlling interest	62,195	48,015
Net income attributable to Western excluding special items	$113,293	$40,314
Diluted earnings per share excluding special items	$1.18	$0.44

(1)	We recompute income taxes after deducting special items and earnings attributable to non-controlling interest.